Exhibit 5.1
September 22, 2020

Digital Media Solutions, Inc.
4800 140th Avenue N., Suite 101
Clearwater, Florida 33762

Re: Digital Media Solutions, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:
I serve as Senior SEC Attorney at Digital Media Solutions, Inc., a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the Registration Statement on Form S-8 of the Company (together with the exhibits thereto, the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance by the Company from time to time, pursuant to Rules 415 and 416, as applicable, of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”) of up to 11,630,172 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share, issuable pursuant to the Digital Media Solutions, Inc. Omnibus Incentive Plan (the “Incentive Plan”).
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.
In rendering the opinion set forth herein, I have examined and relied on the following:
(a) the Registration Statement in the form filed with the Commission on the date hereof;
(b) a copy of the Incentive Plan;
(c) a copy of the Certificate of Incorporation of the Company, as currently in effect (the “Certificate of     Incorporation”), certified by the Secretary of the State of the State of Delaware as of July 15, 2020;
(d) a copy of the Bylaws of the Company, as currently in effect (the “Bylaws”); and
(e) a copy of certain resolutions of the Board of Directors of the Company adopted on June 24, 2020, July 15, 2020 and September 22, 2020, and relating to the Incentive Plan, the filing of the Registration Statement and certain related matters.
In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.
In rendering the opinion stated herein, I have also assumed that (i) an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with the Company’s transfer agent has been issued by the Company’s transfer agent, (ii) the issuance of the Shares will be properly recorded in the books and records of the Company, (iii) each award agreement under which options, restricted stock or other awards are granted pursuant to the Incentive Plan will be consistent therewith and will be duly authorized, validly executed and delivered by the parties thereto; and (iv) the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Company (except that I do not make this assumption with respect to the Certificate of Incorporation or the Bylaws). As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Exhibit 5.1
I do not express any opinion with respect to the law of any jurisdiction other than the laws of the General Corporate Law of the State of Delaware.
Based upon the foregoing and subject to the foregoing, I am of the opinion that the Shares have been duly authorized by the Company and, when the Shares are issued to the participants in accordance with the terms and conditions of the Incentive Plan and the applicable award agreement for consideration paid or delivered in an amount at least equal to the par value of such Shares, the Shares will be validly issued, fully paid and non-assessable.
I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Monique Pattillo
Monique Pattillo